As filed with the Securities and Exchange Commission on November 4, 2016
Registration No. 333-202440
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCH CAPITAL GROUP LTD.
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)
Waterloo House, Ground Floor
100 Pitts Bay Road
Pembroke HM 08
Bermuda
(441) 278-9250
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

National Registered Agents, Inc.
875 Avenue of the Americas, Suite 501
New York, NY 10001
(800) 767-1553
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

ARCH CAPITAL GROUP (U.S.) INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	06-1424716 (I.R.S. Employer Identification Number)
Harborside Financial Center
300 Plaza Three, 3rd Floor
Jersey City, NJ 07311
(201) 743-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)
CT Corporation Trust Company 1209 Orange Street Wilmington, DE 19801 (302) 658-7581 (Name, address, including zip code, and telephone number, including area code, of agent for service)

ARCH CAPITAL FINANCE LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-1950584 (I.R.S. Employer Identification Number)
360 Hamilton Avenue, Suite 600 White Plains, NY 10601 (914) 872-3600 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)	CT Corporation Trust Company 1209 Orange Street Wilmington, DE 19801 (302) 658-7581 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Louis T. Petrillo, Esq. President and General Counsel Arch Capital Services Inc. 360 Hamilton Avenue, Suite 600 White Plains, NY 10601-2908 (914) 872-3600	John Schuster, Esq. Cahill Gordon & Reindel LLP 80 Pine Street New York, NY 10005 (212) 701-3000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D.  or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D.  filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered/ Proposed Maximum Offering Price Per Security/ Proposed Maximum Offering Price/ Amount of Registration Fee
Arch Capital Group Ltd. Common shares, par value U.S. $0.0033 per common share(2)	(1)
Arch Capital Group Ltd. Preference shares, par value U.S. $0.01 per preference share(3)	(1)
Arch Capital Group Ltd. Unsecured debt securities(4)	(1)
Arch Capital Group Ltd. Depositary shares(5)	(1)
Arch Capital Group Ltd. Warrants to purchase common shares	(1)
Arch Capital Group Ltd. Warrants to purchase preference shares	(1)
Arch Capital Group Ltd. Warrants to purchase debt securities	(1)
Arch Capital Group Ltd. Share purchase contracts	(1)
Arch Capital Group Ltd. Share purchase units(6)	(1)
Arch Capital Group (U.S.) Inc. Preferred stock, par value U.S. $0.01 per share(7)	(1)
Arch Capital Group (U.S.) Inc. Unsecured debt securities(8)	(1)
Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. Preferred stock(9)	(1)
Arch Capital Group Ltd. Guarantees of Arch Capital Group (U.S.) Inc. Unsecured debt securities(9)	(1)
Arch Capital Finance LLC Unsecured debt securities	(1)
Arch Capital Group Ltd. Guarantees of Arch Capital Finance LLC Unsecured Debt securities(9)	(1)
Units consisting of two or more of the above	(1)
(1)           An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered and sold at indeterminate prices.  Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units.  Securities registered by this registration statement may be offered and sold separately or together with other securities.  In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

(2)           Includes an indeterminate number of Arch Capital Group Ltd. common shares and/or Arch Capital Group Ltd. common share purchase rights into which certain series of Arch Capital Group Ltd. debt securities, Arch Capital Group Ltd. preference shares and Arch Capital Group (U.S.) Inc. debt securities may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. common share warrants may be exercised.  Also includes an indeterminate number of Arch Capital Group Ltd. common shares that may be sold by selling shareholders from time to time.

(3)           Includes an indeterminate number of Arch Capital Group Ltd. preference shares into which certain series of Arch Capital Group Ltd. debt securities and Arch Capital Group (U.S.) Inc. debt securities may be converted and for which no separate consideration will be received and for which Arch Capital Group Ltd. debt warrants may be exercised.

(4)           Includes an indeterminate number of Arch Capital Group Ltd. debt securities for which certain Arch Capital Group Ltd. preference shares may be exchanged and for which no separate consideration will be received.

(5)           To be represented by depositary receipts representing an interest in one or more or a specified fraction of an Arch Capital Group Ltd. common share(s) or Arch Capital Group Ltd. preference share(s).

(6)           Each Arch Capital Group Ltd. share purchase unit consists of (a) an Arch Capital Group Ltd. common share purchase contract, under which the holders thereof or Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of Arch Capital Group Ltd. common shares, and (b) a beneficial interest in Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group Ltd. preference shares, Arch Capital Group (U.S.) Inc. preferred stock, Arch Capital Group (U.S.) Inc. debt securities (which may be senior or subordinated) or debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units.  No separate consideration will be received for the Arch Capital Group Ltd. share purchase contracts or the related beneficial interests.

(7)           Includes an indeterminate number of shares of Arch Capital Group (U.S.) Inc. preferred stock into which certain series of Arch Capital Group (U.S.) Inc. debt securities may be converted and for which no separate consideration will be received.

(8)           Includes an indeterminate number of Arch Capital Group (U.S.) Inc. debt securities for which certain series of Arch Capital Group (U.S.) Inc. preferred stock may be exchanged and for which no separate consideration will be received.

(9)           No separate consideration will be received for the guarantees.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement (Registration No. 333-202440) is being filed for the principal purposes of (1) adding Arch Capital Finance LLC as an issuer and co-registrant to the Registration Statement, (2) adding a class of securities of Arch Capital Finance LLC and related guarantees of Arch Capital Group Ltd. to the Registration Statement as described in the accompanying prospectus and (3) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PROSPECTUS

ARCH CAPITAL GROUP LTD.

Common Shares, Preference Shares, Unsecured Debt Securities, Depositary Shares, Warrants to Purchase Common Shares, Preference Shares or Debt Securities, Share Purchase Contracts and Share Purchase Units.

ARCH CAPITAL GROUP (U.S.) INC.

Preferred Stock Fully and Unconditionally Guaranteed by Arch Capital Group Ltd. and Unsecured Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

ARCH CAPITAL FINANCE LLC

Unsecured Debt Securities Fully and Unconditionally Guaranteed by Arch Capital Group Ltd.

The following are types of securities that may be offered and sold from time to time under this prospectus:

•	Arch Capital Group Ltd. common shares

•	Arch Capital Group Ltd. preference shares

•	Arch Capital Group Ltd. unsecured debt securities

•	Arch Capital Group Ltd. depositary shares representing preference shares or common shares

•	Arch Capital Group Ltd. warrants to purchase common shares, preference shares or debt securities

•	Arch Capital Group Ltd. share purchase contracts and share purchase units

•	Arch Capital Group (U.S.) Inc. preferred stock

•	Arch Capital Group (U.S.) Inc. unsecured debt securities

•	Arch Capital Finance LLC unsecured debt securities

In addition, selling shareholders to be named in a prospectus supplement may offer, from time to time, Arch Capital Group Ltd. common shares.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.  You should read this prospectus and the prospectus supplements carefully before you invest in the securities.  A prospectus supplement will describe the securities Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc., Arch Capital Finance LLC and/or the applicable selling shareholder are offering and selling, as well as the specific terms of the securities.  Those terms may include, among others, as applicable:

•	Aggregate principal amount

•	Issue price

•	Denomination

•	Currency or composite currency

•	Maturity

•	Interest rate

•	Dividend rate

•	Sinking fund terms

•	Ranking

•	Redemption terms

•	Conversion terms

•	Listing on a securities exchange

•	Amount payable at maturity

•	Liquidation preference

The prospectus supplement may also supplement or update information contained in this prospectus.

_______________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

_______________

Arch Capital Group Ltd. common shares are traded on the Nasdaq Global Select Market under the symbol “ACGL.”

INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS.  SEE “RISK FACTORS” BEGINNING ON PAGE 2 AND ANY SIMILARLY ENTITLED SECTION IN ANY PROSPECTUS SUPPLEMENT.

November 4, 2016

TABLE OF CONTENTS

Page

ARCH CAPITAL GROUP LTD.	1
ARCH CAPITAL GROUP (U.S.) INC.	1
ARCH CAPITAL FINANCE LLC	1
ARCH CAPITAL GROUP LTD.	2
ARCH CAPITAL GROUP (U.S.) INC.	2
ARCH CAPITAL FINANCE LLC	2
ABOUT THIS PROSPECTUS	2
RISK FACTORS	2
USE OF PROCEEDS	3
GENERAL DESCRIPTION OF THE OFFERED SECURITIES	3
DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL	4
DESCRIPTION OF ARCH CAPITAL COMMON SHARES	4
DESCRIPTION OF ARCH CAPITAL PREFERENCE SHARES	5
DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES	6
DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES	14
DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE COMMON SHARES OR PREFERENCE SHARES	14
DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES	14
DESCRIPTION OF ARCH CAPITAL SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS	15
DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. PREFERRED STOCK	16
DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. UNSECURED DEBT SECURITIES	18
DESCRIPTION OF ARCH CAPITAL FINANCE LLC UNSECURED DEBT SECURITIES	25
SELLING SHAREHOLDERS	26
PLAN OF DISTRIBUTION	26
WHERE YOU CAN FIND MORE INFORMATION	27
INCORPORATION OF DOCUMENTS BY REFERENCE	27
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	28
LEGAL MATTERS	29
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	29
ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS	29

_______________

We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of shares to and between persons regarded as non-resident in Bermuda for exchange control purposes.  Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority.  The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

ARCH CAPITAL GROUP LTD.

Arch Capital Group Ltd. (“ACGL” or “Arch Capital” and, together with its subsidiaries, the “Company,” “we,” or “us”) is a Bermuda public company limited by shares and, through operations in Bermuda, the United States, Europe and Canada, writes insurance and reinsurance on a worldwide basis.

Arch Capital’s principal executive office is located at Waterloo House, 100 Pitts Bay Road, Pembroke HM 08 Bermuda (telephone number:  (441) 278-9250).  Additional information about Arch Capital may be found over the Internet at our website at http://www.archcapgroup.com.  The information on our website is not a part of this prospectus and is not incorporated by reference herein.

You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus.  See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

ARCH CAPITAL GROUP (U.S.) INC.

Arch Capital Group (U.S.) Inc. (“Arch U.S.”) is a Delaware corporation.  Arch U.S. is a wholly-owned subsidiary of Arch Capital.  Arch U.S. is a holding company for the U.S.-based insurance and reinsurance operations of Arch Capital.  Its principal executive office is located at Harborside Financial Center, 300 Plaza Three, 3rd Floor, Jersey City, NJ 07311 (telephone number:  (201) 743-4000).

ARCH CAPITAL FINANCE LLC

Arch Capital Finance LLC (“Arch Finance”) is a Delaware limited liability company.  Arch Finance is a wholly-owned subsidiary of Arch U.S.  Arch Finance has no business activities.  Its principal office is located at 360 Hamilton Avenue, Suite 600, White Plains, NY 10601 (telephone number:  (914) 872-3600).

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Arch Capital Group Ltd., Arch Capital Group (U.S.) Inc. and Arch Capital Finance LLC (collectively, the “issuers”) have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process.  Under this shelf process, each of the issuers may sell securities described in this prospectus, and selling shareholders may sell Arch Capital common shares, in one or more offerings.  This prospectus provides you with a general description of the securities that an issuer and/or selling shareholders, may offer.  This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC.  For additional information regarding the issuers and the offered securities, please refer to the registration statement.  Each time an issuer or one or more selling shareholders sell securities, we will file a prospectus supplement with the SEC that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update and change information contained in this prospectus.  To the extent that any statement we make in a prospectus supplement is inconsistent with the statements made in this prospectus, the statement made in this prospectus will be deemed modified or superseded by the statement made in such prospect supplement.  You should read this prospectus, any prospectus supplement and any applicable pricing supplement together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before you invest in our securities.

In this prospectus, unless the context requires otherwise:  (a) “ACGL” and “Arch Capital” refer to Arch Capital Group Ltd. and (b) “we,” “us,” “our” and “the Company” refer to ACGL and its subsidiaries (and do not include any selling shareholders).

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” in the applicable prospectus supplement and in our then most recent Annual Report on Form 10-K, and in our updates to those risk factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this prospectus will be used for general corporate purposes.  Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

We will not receive any of the proceeds from the sale of Arch Capital Group Ltd. common shares by selling shareholders.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

Arch Capital may offer from time to time under this prospectus, separately or together:

•	common shares,

•	preference shares,

•	unsecured senior or subordinated debt securities,

•	depositary shares, each consisting of one or more or a specified fraction of a common share(s) or a preference share(s),

•	warrants to purchase common shares, preference shares or debt securities,

•	share purchase contracts to purchase common shares, and

•
share purchase units, each consisting of (a) an Arch Capital Group Ltd. common share purchase contract, under which the holder or Arch Capital Group Ltd., upon settlement, will purchase a fixed or varying number of Arch Capital Group Ltd. common shares, and (b) a beneficial interest in Arch Capital Group Ltd. debt securities (which may be senior or subordinated), Arch Capital Group Ltd. preference shares, Arch Capital Group (U.S.) Inc. preferred stock, Arch Capital Group (U.S.) Inc. debt securities (which may be senior or subordinated) or debt or equity obligations of third parties, including U.S. Treasury securities, in each case purchased with the proceeds from the sale of the Arch Capital Group Ltd. share purchase units.

Arch Capital Group (U.S.) Inc. may offer from time to time under this prospectus preferred stock, which will be fully and unconditionally guaranteed by Arch Capital, and unsecured senior or subordinated debt securities, which will be fully and unconditionally guaranteed by Arch Capital.

Arch Capital Finance LLC may offer from time to time under this prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by Arch Capital.

Selling shareholders may offer from time to time under this prospectus Arch Capital Group Ltd. common shares.

Material U.S. federal income tax considerations pertaining to an investment in the securities offered will be described in the applicable prospectus supplement.

References to “Arch Capital,” “we,” “our” or “us” in “Description of Arch Capital Share Capital,” “Description of Arch Capital Common Shares,” “Description of Arch Capital Preference Shares,” “Description of Arch Capital Debt Securities,” “Description of Arch Capital Depositary Shares,” “Description of Arch Capital Warrants to Purchase Common Shares or Preference Shares,” “Description of Arch Capital Warrants to Purchase Debt Securities,” “Description of Arch Capital Share Purchase Contracts and the Share Purchase Units,” “Description of Arch Capital Group (U.S.) Inc. Preferred Stock,” “Description of Arch Capital Group (U.S.) Inc. Unsecured Debt Securities,” “Description of Arch Capital Finance LLC Unsecured Debt Securities,” and “Selling Shareholders” refer solely to Arch Capital Group Ltd. and not its subsidiaries.

DESCRIPTION OF ARCH CAPITAL SHARE CAPITAL

The authorized share capital of Arch Capital consists of 600,000,000 common shares, par value U.S. $0.0033 per share, and 50,000,000 preference shares, par value U.S. $0.01 per share.

DESCRIPTION OF ARCH CAPITAL COMMON SHARES

General

The following description of our common shares is a summary.  This summary is not complete and is subject to the complete text of applicable laws and our memorandum of association and bye-laws.

Holders of the common shares have no preemptive, redemption, conversion or sinking fund rights.  Subject to the voting restrictions described below, holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares and do not have any cumulative voting rights.  In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares are entitled to share equally and ratably in the assets of Arch Capital, if any, remaining after the payment of all debts and liabilities of Arch Capital and the liquidation preference of any outstanding preference shares.  All outstanding common shares are fully paid and non-assessable.  The board of directors of Arch Capital, which we refer to as “the board,” is permitted to authorize the issuance of additional common shares.  Issuances of common shares are subject to the applicable rules of the Nasdaq Global Select Market or other organizations on whose systems our common shares may then be quoted or listed.

Transfer Agent

American Stock Transfer & Trust Company is the transfer agent and registrar of our common shares.

Dividends

Holders of our common shares are entitled to participate equally in dividends when the board declares dividends on common shares out of funds legally available for dividends.  The rights of holders of our common shares to receive dividends are subject to the preferences of holders of our preference shares, including our Preferred Shares, which require that no dividends may be paid on or with respect to our common shares prior to the declaration and payment of a dividend with respect to the Preferred Shares.

Liquidation Rights

In the event of a liquidation, dissolution, or winding up of Arch Capital, the holders of common shares have a right to a ratable portion of assets remaining after the payment of all debts and liabilities of Arch Capital, if any, and the liquidation preference of any outstanding preference shares, including, with respect to our outstanding Preferred Shares, a liquidation preference of $25.00, plus any declared and unpaid dividends thereon, before any distribution is made on any common shares.

Voting Limitation

Under our bye-laws, if the votes conferred directly or indirectly or by attribution, by our shares directly or indirectly or constructively owned (within the meaning of section 958 of the Internal Revenue Code of 1986, as amended (the “Code”)) by any U.S. person (as defined in section 7701(a)(30) of the Code) would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of directors, the votes conferred by such shares or such U.S. person will be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the shares of such person will constitute 9.9% of the total voting power of all shares entitled to vote generally at an election of directors.

There may be circumstances in which the votes conferred on a U.S. person are reduced to less than 9.9% as a result of the operation of bye-law 45 because of shares that may be attributed to that person under the Code.

Notwithstanding the provisions of our bye-laws described above, after having applied such provisions as best as they consider reasonably practicable, the board may make such final adjustments to the aggregate number of votes conferred directly or indirectly or by attribution, by the shares directly or indirectly or constructively owned by any U.S. person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% of the aggregate voting power of the votes conferred by all our shares entitled to vote generally at an election of directors.

In order to implement bye-law 45, we will assume that all shareholders are U.S. persons unless we receive assurances satisfactory to us that they are not U.S. persons.

DESCRIPTION OF ARCH CAPITAL PREFERENCE SHARES

General

The following summary of terms of our preference shares is not complete.  You should refer to the provisions of our memorandum of association and bye-laws and the terms of each class or series of the preference shares which will be filed with the SEC at or prior to the time of issuance of such class or series of preference shares and described in the applicable prospectus supplement.  The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference shares.

Our bye-laws allow the board to authorize the issuance of preference shares in one or more series, and may fix the rights and preferences of those shares, including as to dividends, voting (which will be subject to the limitations described below under “Description of Arch Capital Common Shares—Voting Limitation”), redemption, conversion rights and otherwise.

Issuances of preference shares are subject to the applicable rules of the New York Stock Exchange or other organizations on whose systems our preference shares may then be quoted or listed.  Depending upon the terms of preference shares established by the board, any or all series of preference shares could have preferences over the common shares with respect to dividends and other distributions and upon liquidation of Arch Capital.  Issuance of any such shares with voting powers, or issuance of additional shares of common shares, would dilute the voting power of the outstanding common shares.

Terms

The terms of each series of preference shares will be described in any prospectus supplement related to such series of preference shares.

The board in approving the issuance of a series of preference shares has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

•
the conversion or exchange privileges for shares of the series, if any (including, without limitation, conversion into common shares), and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as the board will determine;

•
whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

•
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Arch Capital or any of our subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by us or any of our subsidiaries of, any of our outstanding shares;

•
the rights of the shares of that series in the event of our voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

DESCRIPTION OF ARCH CAPITAL DEBT SECURITIES

General

We may issue debt securities from time to time in one or more series, under one or more indentures.  The senior debt securities will be issued pursuant to an indenture, dated as of May 4, 2004, between us and JPMorgan Chase Bank, N.A., as trustee.  The subordinated debt securities may be issued pursuant to a subordinated indenture between us and a trustee qualified under the Trust Indenture Act.  The senior debt indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”  The senior indenture is, and the subordinated indenture will be, subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture sets forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The following description provides a general summary of the material terms and conditions of the senior debt indenture and the subordinated debt indenture and the debt securities issued pursuant to these indentures.

The following discussion is only a summary. The indentures may contain language that expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Terms

The debt securities will be our unsecured obligations.

The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called “—Ranking of Debt Securities” below.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

                 (1)the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

                 (2)the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

                 (3)if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

                 (4)if convertible into common shares or preference shares, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such common shares or preference shares for purposes of conversion;

                 (5)the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

                 (6)the rate(s) (which may be fixed or floating), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any, including if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of our common shares below certain levels for a minimum period of time);

                 (7)the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

                 (8)the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

                 (9)the period(s), if any, within which, the price or prices or ratios at which and the terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at our option;

                 (10)our obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

                 (11)if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

                 (12)whether interest on such debt securities will be payable, at our option or the option of a holder thereof, in cash or additional debt securities and the terms and conditions upon which the election may be made or deferred;

                 (13)whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts will be determined;

                 (14)whether the principal of or interest, if any, on such debt securities is to be payable, at our election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

                 (15)provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

                 (16)the events of default and covenants applicable to such debt securities;

                 (17)whether such debt securities are to be issuable initially as individual debt securities and/or in temporary global form and/or permanent global form (and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture) and, if such debt securities are to be issuable as a global security, the identity of the depositary therefor;

                 (18)any listing of such debt securities on any securities exchange;

                 (19)the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to such debt securities;

                 (20)if exchangeable into another series of debt securities of Arch Capital, the terms on which such debt securities are exchangeable;

                 (21)the method of defeasing or discharging such debt securities; and

                 (22)any other terms of such debt securities and any additions, deletions or modifications to the applicable indenture.

The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

If the applicable prospectus supplement so provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection against transactions involving us, including a highly leveraged transaction involving us or a change of control.  The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Ranking of Debt Securities

General

We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow.  As a result, distributions and advances from our subsidiaries will be the principal source of funds necessary to meet our debt service obligations.  Contractual provisions or laws, as well as our subsidiaries’ financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations.  In addition, because we are a holding company holders of the debt securities will be structurally subordinated to the claims of creditors of our subsidiaries on their assets and earnings.

Senior Debt Securities

The senior debt securities will be our unsecured unsubordinated obligations and will:

•	rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of our subsidiaries’ indebtedness and other obligations (including insurance obligations).

Except as otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, the senior debt securities will not contain any limitation on the amount of indebtedness, secured or otherwise, which may be incurred by us or any of our subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be our unsecured subordinated obligations.  Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness (as defined below) and other obligations (including without limitation insurance obligations and our obligations with respect to our insurance policies and guarantees thereof).  Upon any distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due on all senior indebtedness will be paid first in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before the holders of the subordinated debt securities are entitled to receive or retain any payment.

If any default occurs and is continuing in the payment when due or all or any portion of the obligations under or in respect of any senior indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, no direct or indirect payment (whether pursuant to the terms of the subordinated debt securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise) by or on behalf of us will be made of any principal of, interest on or other amounts owing in respect of the subordinated debt securities.

If any event of default other than a nonpayment event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof, and upon receipt by the trustee under the subordinated indenture of written notice (a “default notice”) from a holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness, then, unless and until all such events of default have been cured or waived or have ceased to exist or such senior indebtedness has been discharged or repaid in full in cash, or the requisite holders of such senior indebtedness have otherwise agreed in writing, during the 179 days after the delivery of such default notice (the “blockage period”), neither we nor any other person on our behalf will make any payment of any kind or character with respect to any principal of, interest on or other distribution on account of or with respect to the subordinated debt securities.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the default notice in respect thereof was given and only one such blockage period may be commenced within any period of 360 consecutive days.  No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

“Senior indebtedness,” unless otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of subordinated debt securities to be issued by us, means, with respect to us:

                 (1)the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) our indebtedness for money borrowed and (b) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party;

                 (2)all of our capital lease obligations;

                 (3)all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                 (4)all of our obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

                 (5)all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

                 (6)all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us); and

                 (7)any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the subordinated indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to, or ranks equal with, the subordinated debt securities.

Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee under the subordinated indenture or any of the holders of the subordinated debt securities.

Modification and Waiver

We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement each indenture and/or the terms of each series of debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that, without the consent of each holder of the debt securities affected thereby, such amendment, modification or supplement may not (with respect to any debt securities held by a non-consenting holder):

                 (1)change the stated maturity of the principal of, or any premium on, or any installment of interest with respect to such debt securities;

                 (2)reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, such debt securities or any premium payable upon the redemption thereof or otherwise change the redemption provisions thereof;

                 (3)change the currency of payment of principal of or interest on such debt securities;

                 (4)impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities;

                 (5)reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture governing such series;

                 (6)in the case of the subordinated indenture, modify or make any change to the subordination provisions thereof that adversely affects the rights of the holders of subordinated debt securities of any series then outstanding; or

                 (7)in the case of any convertible debt securities, adversely affect the right of a holder to convert such debt securities other than as provided in or under the applicable indenture; or

                 (8)modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

                 (1)in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

                 (2)in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of each holder affected.

We, when authorized by a board resolution, and the trustee may amend or supplement each indenture or waive any provision of such indenture and the debt securities issued thereunder without the consent of any holders of such debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to make any other change that does not, in the good faith opinion of the board and the applicable trustee, adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the assumption of our obligations under such indenture by a successor upon any merger, consolidation or asset transfer permitted under such indenture;

•	to provide any security for, or guarantees of, such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under such indenture;

•
to make any change necessary to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of such indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of the board and the applicable trustee, adversely affect the interests of the holders of such debt securities in any material respect;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to change or eliminate any of the provisions of such indenture; provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series as permitted by such indenture; or

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as will be necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee, pursuant to the requirements of such indenture.

The Trustee

The trustee under the indenture pursuant to which a series of debt securities is issued will be named in the prospectus supplement relating to such debt securities.  Each indenture will contain certain limitations on a right of the trustee thereunder, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee under each indenture will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee under such indenture.

In case an event of default will occur (and will not be cured) with respect to a series of debt securities and is actually known to a responsible officer of the trustee under the applicable indenture, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.  Subject to such provisions, such trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to such trustee security and indemnity satisfactory to it.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement relating to such series.  “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system as further described below).  Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company (“DTC”) (or a nominee thereof), as depositary.  Global securities will be issued in fully registered form and may be issued in either temporary or permanent form.  Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

DESCRIPTION OF ARCH CAPITAL DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, each consisting of one or more, or a specified fraction of a common share or a preference share of a particular series.  In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in such prospectus supplement.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE

COMMON SHARES OR PREFERENCE SHARES

We may issue common share warrants or preference share warrants (collectively, “share warrants”) independently or together with any securities offered by any prospectus supplement and such common share warrants or preference share warrants may be attached to or separate from such securities.

An applicable prospectus supplement will set forth and describe other specific terms regarding each series of share warrants to be offered hereby and thereby, including:

                 (1)the offering price;

                 (2)the number of common shares or preference shares purchasable upon exercise of each such common share warrant or preference share warrant and the price at which such number of common shares or preference shares may be purchased upon such exercise;

                 (3)the date on which the right to exercise such share warrants will commence and the date on which such right will expire; and

                 (4)any other terms of such share warrants.

DESCRIPTION OF ARCH CAPITAL WARRANTS TO PURCHASE DEBT SECURITIES

We may issue debt warrants independently or together with any securities offered by any prospectus supplement and such debt warrants may be attached to or separate from such securities.  Each series of debt warrants will be issued under a separate debt warrant agreement to be entered into between us and a debt warrant agent, all as set forth in the applicable prospectus supplement.  The debt warrant agent will act solely as our agent in connection with the certificates representing the debt warrants and will not assume any obligation or relationship of agency or trust for or with any holders of debt warrant certificates or beneficial owners of debt warrants.

An applicable prospectus supplement will set forth and describe other specific terms regarding each series of debt warrants to be offered hereby and thereby, including:

                 (1)the offering price;

                 (2)the designation, aggregate principal amount and the terms of the debt securities purchasable upon exercise of the debt warrants;

                 (3)the date on which the right to exercise such debt warrants will commence and the date on which such right will expire; and

                 (4)any other terms of such debt warrants.

Warrant holders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in such indenture.

DESCRIPTION OF ARCH CAPITAL

SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

Arch Capital may issue share purchase contracts, representing contracts obligating the holders thereof to purchase from Arch Capital, and Arch Capital to sell to such holders, or obligating the holders thereof to sell to Arch Capital, and Arch Capital to purchase from such holders, a fixed or varying number of common shares at a future date or dates.  The price per common share may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts.  Any share purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to such share purchase contract upon the occurrence of certain events.  The share purchase contracts may be entered into separately or as a part of share purchase units consisting of one or more share purchase contracts and any one or more of:

                 (1)debt securities of Arch Capital (which may be senior or subordinated);

                 (2)debt securities of Arch Capital Group (U.S.) Inc. (which may be senior or subordinated), fully and unconditionally guaranteed by Arch Capital;

                 (3)preference shares of Arch Capital;

                 (4)preference shares of Arch Capital Group (U.S.) Inc., fully and unconditionally guaranteed by Arch Capital; or

                 (5)debt or equity obligations of third parties, including U.S. Treasury securities.

The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or pre-funded and may be paid on a current or on a deferred basis.  The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly-issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original share purchase contract.  Any one or more of the above securities, common shares or the share purchase contracts or other collateral may be pledged as security for the holders’ obligations to purchase or sell, as the case may be, the common shares under the share purchase contracts.  The share purchase contracts may also allow the holders, under certain circumstances, to obtain the release of the security for their obligations under such contracts by depositing with the collateral agent as substitute collateral, treasury securities with a principal amount at maturity equal to the collateral so released or the maximum number of common shares deliverable by such holders under common share purchase contracts requiring the holders to sell common shares to Arch Capital.

The applicable prospectus supplement may contain, where applicable, the following information about the share purchase contracts and share purchase units, as the case may be:

•
whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common shares and the nature and amount of such common shares, or the method of determining those amounts;

•	whether the share purchase contracts are to be prepaid or not;

•	whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common shares;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts;

•
the designation and terms of the share purchase units and of the securities composing the share purchase units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the share purchase units or of the securities comprising the share purchase units; and

•	whether the share purchase contracts and/or stock purchase units will be issued fully registered or global form.

The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts.  The description in the prospectus supplement will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.

DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. PREFERRED STOCK

General

In this section, references to “Arch U.S.” refer solely to Arch Capital Group (U.S.) Inc. and not its subsidiaries.

The following summary of terms of Arch U.S.’s preferred stock is not complete.  You should refer to the provisions of Arch U.S.’s certificate of incorporation and by-laws, the Delaware General Corporation Law and the terms of each class or series of the preferred stock which will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement.  The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock.

Under Arch U.S.’s certificate of incorporation, Arch U.S.’s board of directors is authorized to issue shares of preferred stock in one or more series, and may fix the terms of those shares, including as to the number of shares to be included in the series, the designation, powers, preferences and rights of the shares of the series and the qualifications, limitations or restrictions of such series.

As of the date of this prospectus, Arch U.S. is authorized to issue up to 1,000 shares of preferred stock, par value $0.01 per share.

The rights of holders of the preferred stock offered may be adversely affected by the rights of holders of any shares of preferred stock that may be issued in the future.  Arch U.S.’s board of directors may cause shares of preferred stock to be issued in public or private transactions for any proper corporate purpose.

Terms

The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock.

Arch U.S.’s board of directors in approving the issuance of a series of preferred stock has authority to determine, and the applicable prospectus supplement may set forth with respect to such series, the following terms, among others:

•	the number of shares constituting that series and the distinctive designation of that series;

•
the dividend rate on the shares of that series, if any, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

•	the voting rights for shares of the series, if any, in addition to the voting rights provided by law, and the terms of such voting rights;

•
the conversion or exchange privileges for shares of the series, if any, and the terms and conditions of such conversion or exchange, including provisions for adjustment of the conversion or exchange rate in such events as Arch U.S.’s board of directors will determine;

•
whether or not the shares of that series will be redeemable and, if so, the terms and conditions of such redemption, including the manner of selecting shares for redemption if less than all shares are to be redeemed, the date or dates upon or after which they will be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

•	any sinking fund for the redemption or purchase of shares of that series and the terms and amount of such sinking fund;

•
the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of Arch U.S. or any of its subsidiaries, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by Arch U.S. or any of Arch U.S.’s subsidiaries of, any of Arch U.S.’s outstanding shares;

•
the rights of the shares of that series in the event of Arch U.S.’s voluntary or involuntary liquidation, dissolution or winding up, and the relative rights of priority, if any, of payment of shares of that series; and

•	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

Guarantee

Payment of the guarantee payments (as defined below) in respect of the preferred stock will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital.  The guarantee will be an unsecured obligation of Arch Capital and will rank (i) subordinate and junior in right of payment, and subject, to all liabilities of Arch Capital, except those made pari passu or subordinate by their terms, (ii) pari passu with the most senior preferred stock or preference shares now or hereafter issued by Arch Capital and with any guarantee now or hereafter entered into by Arch Capital in respect of any of the most senior preferred stock or preference stock of any affiliate of Arch Capital, and (iii) senior to all common shares now or hereafter issued by Arch Capital.

The following payments or distributions, without duplication (the “guarantee payments”), with respect to the preferred stock, to the extent provided for in the applicable certificate of designations and to the extent not paid when payable by Arch U.S., will be subject to the guarantee:

•
any accrued (and, if applicable, accumulated) and unpaid dividends that have been properly declared by the board of directors of Arch U.S. on the preferred stock out of funds legally available therefor;

•
the redemption price payable by Arch U.S. on the redemption of the preferred stock in accordance with the terms set forth in the applicable certificate of designations upon the preferred stock being duly called for redemption; and

•
the aggregate of the liquidation amount payable by Arch U.S. upon the preferred stock in accordance with the terms set forth in the applicable certificate of designations upon a voluntary or involuntary dissolution, winding-up or liquidation of Arch U.S.

DESCRIPTION OF ARCH CAPITAL GROUP (U.S.) INC. UNSECURED DEBT SECURITIES

General

In this section, references to “Arch U.S.” refer solely to Arch Capital Group (U.S.) Inc. and not its subsidiaries.

Arch U.S. may issue debt securities from time to time in one or more series, under one or more indentures.  The senior debt securities will be issued pursuant to an indenture, dated as of December 13, 2013, among Arch U.S., Arch Capital and The Bank of New York Mellon, as trustee. The subordinated debt securities may be issued pursuant to a subordinated indenture among Arch U.S., Arch Capital and a trustee qualified under the Trust Indenture Act.  The senior debt indenture and the form of subordinated indenture have been filed as exhibits to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an “indenture” and collectively as the “indentures.”  The senior indenture is, and the subordinated indenture will be, subject to and governed by the Trust Indenture Act.  The aggregate principal amount of debt securities which may be issued under each indenture is unlimited and each indenture sets forth the specific terms of any series of debt securities or provide that such terms will be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

The following description provides a general summary of the material terms and conditions of the senior debt indenture and the subordinated debt indenture and the debt securities issued pursuant to these indentures.

The following discussion is only a summary. The indentures may contain language that expands upon or limits the statements made in this prospectus. Accordingly, we strongly encourage you to refer to the indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Terms

The debt securities will be Arch U.S.’s unsecured obligations and will be fully and unconditionally guaranteed by Arch Capital, as the guarantor.

The senior debt securities will rank equal in right of payment with all Arch U.S.’s other unsecured and unsubordinated indebtedness.

The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Arch U.S.’s senior indebtedness, which is defined in the section called “—Ranking of Debt Securities” below.

The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

                 (1)the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

                 (2)the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

                 (3)if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion will be determined;

                 (4)if convertible into Arch Capital’s common shares, Arch Capital’s preference shares or Arch U.S.’s preferred stock, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such Arch Capital common shares, Arch Capital preference shares or Arch U.S. preferred stock for purposes of conversion;

                 (5)the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

                 (6)the rate(s) (which may be fixed or floating), or the method by which such rate or rates will be determined, at which such debt securities will bear interest, if any, including, if applicable, that such debt securities will bear interest at an increased rate (up to a specified maximum) upon the occurrence of an event of default and/or under certain circumstances described in the applicable prospectus supplement (which may include, among other things, a reduction in the trading price of Arch Capital’s common shares below certain levels for a minimum period of time);

                 (7)the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates will be determined, the persons to whom such interest will be payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

                 (8)the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon Arch U.S. in respect of such debt securities and the applicable indenture may be served;

                 (9)the period(s), if any, within which, the price or prices or ratios at which and the terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, at Arch U.S.’s option;

                 (10)Arch U.S.’s obligation, if any, to redeem, repay or repurchase such debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

                 (11)if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

                 (12)whether interest on such debt securities will be payable, at Arch U.S.’s option or the option of a holder thereof, in cash or additional debt securities and the terms and conditions upon which the election may be made;

                 (13)whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts will be determined;

                 (14)whether the principal of or interest, if any, on such debt securities is to be payable, at Arch U.S.’s election or at the election of a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

                 (15)provisions, if any, granting special rights to the holders of such debt securities upon the occurrence of such events as may be specified;

                 (16)the events of default and covenants applicable to such debt securities;

                 (17)whether such debt securities are to be issuable initially as individual debt securities and/or in temporary global form and/or permanent global form (and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of the same series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture) and, if such debt securities are to be issuable as a global security, the identity of the depositary therefor;

                 (18)any listing of such debt securities on any securities exchange;

                 (19)the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to such debt securities;

                 (20)if exchangeable into another series of debt securities of Arch U.S., the terms on which such debt securities are exchangeable;

                 (21)the method of defeasing or discharging such debt securities; and

                 (22)any other terms of such debt securities and any additions, deletions or modifications to the applicable indenture.

The debt securities, if convertible or exchangeable, will not be convertible into or exchangeable for securities of a third party.

If the applicable prospectus supplement so provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy.

Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit Arch U.S.’s ability to incur indebtedness or that would afford holders of debt securities protection against transactions involving Arch U.S., including a highly leveraged transaction involving Arch U.S. or a change of control.  The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantee

Payment of principal, premium, if any, and interest on the debt securities will be fully and unconditionally guaranteed on an unsecured basis by Arch Capital.  The guarantee will be, in the case of (a) the senior debt securities, an unsecured unsubordinated obligation of Arch Capital and will (i) rank equal in right of payment with all Arch Capital’s other unsecured and unsubordinated indebtedness, (ii) be effectively subordinated in right of payment to all Arch Capital’s secured indebtedness to the extent of the value of the assets securing such indebtedness and (iii) be structurally subordinated to the indebtedness and other obligations (including insurance obligations) of Arch Capital’s subsidiaries and (b) the subordinated debt securities, an unsecured subordinated obligation of Arch Capital and will (i) be subordinated in right of payment with all Arch Capital’s unsubordinated indebtedness and (ii) be structurally subordinated to the indebtedness and other obligations (including insurance obligations) of Arch Capital’s subsidiaries.

The guarantee of the subordinated debt securities is subject to the blockage period described below under “—Ranking of the Debt Securities—Subordinated Debt Securities.”

Ranking of Debt Securities

General

Arch U.S. currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow.  As a result, distributions and advances from Arch U.S.’s subsidiaries will be the principal source of funds necessary to meet its debt service obligations.  Contractual provisions or laws, as well as Arch U.S.’s subsidiaries’ financial condition and operating and regulatory requirements, may limit Arch U.S.’s ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations.  In addition, because Arch U.S. is a holding company, holders of the debt securities will be structurally subordinated to the claims of creditors of Arch U.S.’s subsidiaries on their assets and earnings.

Senior Debt Securities

The senior debt securities will be the unsecured unsubordinated obligations of Arch U.S. and will:

•	rank equal in right of payment with all of Arch U.S.’s other unsecured and unsubordinated indebtedness;

•	be effectively subordinated in right of payment to all of Arch U.S.’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and

•	be structurally subordinated to all of Arch U.S.’s subsidiaries’ indebtedness and other obligations (including insurance obligations).

Except as otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, the senior debt securities will not contain any limitation on the amount of indebtedness, secured or otherwise, which may be incurred by Arch U.S. or any of Arch U.S.’s subsidiaries.

Subordinated Debt Securities

The subordinated debt securities will be the unsecured subordinated obligations of Arch U.S.  Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of Arch U.S.’s senior indebtedness (as defined below) and other obligations (including without limitation insurance obligations and Arch U.S.’s obligations with respect to its insurance policies and guarantees thereof).  Upon any distribution of Arch U.S.’s assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of Arch U.S.’s assets or in a bankruptcy, insolvency, receivership or other similar proceeding relating to Arch U.S. or its property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due on all senior indebtedness will be paid first in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before the holders of the subordinated debt securities are entitled to receive or retain any payment.

If any default occurs and is continuing in the payment when due or all or any portion of the obligations under or in respect of any senior indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise, no direct or indirect payment (whether pursuant to the terms of the subordinated debt securities or upon acceleration, by way of repurchase, redemption, defeasance or otherwise) by or on behalf of Arch U.S. will be made of any principal of, interest on or other amounts owing in respect of the subordinated debt securities.

If any event of default other than a nonpayment event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof, and upon receipt by the trustee under the subordinated indenture of written notice (a “default notice”) from a holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness, then, unless and until all such events of default have been cured or waived or have ceased to exist or such senior indebtedness has been discharged or repaid in full in cash, or the requisite holders of such senior indebtedness have otherwise agreed in writing, during the 179 days after the delivery of such default notice (the “blockage period”), neither Arch U.S. nor any other person on its behalf (including Arch Capital under its guarantee of the subordinated debt securities) will make any payment of any kind or character with respect to any principal of, interest on or other distribution on account of or with respect to the subordinated debt securities.

Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the default notice in respect thereof was given and only one such blockage period may be commenced within any period of 360 consecutive days.  No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness will be, or be made, the basis for commencement of a second blockage period by the holder or holders of, or the trustee or agent acting on behalf of, such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default will have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing will constitute a new event of default for this purpose).

As a result of the foregoing provisions, in the event of Arch U.S.’s insolvency, holders of the subordinated debt securities may recover ratably less than Arch U.S.’s general creditors.

“Senior indebtedness,” unless otherwise specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of subordinated debt securities to be issued by Arch U.S., means, with respect to Arch U.S.:

                 (1)the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (a) Arch U.S.’s indebtedness for money borrowed and (b) Arch U.S.’s indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by Arch U.S., including any such securities issued under any deed, indenture or other instrument to which Arch U.S. is a party;

                 (2)all of Arch U.S.’s capital lease obligations;

                 (3)all of Arch U.S.’s obligations issued or assumed as the deferred purchase price of property, all of Arch U.S.’s conditional sale obligations, all of Arch U.S.’s hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of Arch U.S.’s obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                 (4)all of Arch U.S.’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction;

                 (5)all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which Arch U.S. is responsible or liable as obligor, guarantor or otherwise;

                 (6)all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of Arch U.S.’s property or assets (whether or not such obligation is assumed by Arch U.S.); and

                 (7)any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the subordinated indenture or thereafter incurred, except, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to, or ranks equal with, the subordinated debt securities.

Such senior indebtedness will continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the subordinated indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee under the subordinated indenture or any of the holders of the subordinated debt securities.

Modification and Waiver

Arch U.S. and Arch Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement each indenture and/or the terms of each series of debt securities and the related guarantees by Arch Capital with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); provided, however, that, without the consent of each holder of the debt securities affected thereby, such amendment, modification or supplement may not (with respect to any debt securities held by a non-consenting holder):

                 (1)change the stated maturity of the principal of, or any premium on, or any installment of interest with respect to such debt securities;

                 (2)reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, such debt securities or any premium payable upon the redemption thereof or otherwise change the redemption provisions thereof;

                 (3)change the currency of payment of principal of or interest on such debt securities;

                 (4)impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities;

                 (5)reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture governing such series;

                 (6)in the case of the subordinated indenture, modify or make any change to the subordination provisions thereof that adversely affects the rights of the holders of subordinated debt securities of any series then outstanding;

                 (7)in the case of any convertible debt securities, adversely affect the right of a holder to convert such debt securities other than as provided in or under the applicable indenture; or

                 (8)release Arch Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture; or

                 (9)modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default.

Holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default with respect to such series and its consequences, except a default:

                 (1)in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

                 (2)in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of each holder affected.

Arch U.S. and Arch Capital, when authorized by a board resolution, and the trustee may amend or supplement each indenture or waive any provision of such indenture and the debt securities issued thereunder without the consent of any holders of such debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•
to make any other change that does not, in the good faith opinion of the respective boards of directors of Arch U.S. and Arch Capital and the applicable trustee, adversely affect the interests of holders of such debt securities in any material respect;

•	to provide for the assumption of Arch U.S.’s or Arch Capital’s obligations under such indenture by a successor upon any merger, consolidation or asset transfer permitted under such indenture;

•	to provide any security for, or additional guarantees of, such debt securities;

•	to add events of default with respect to such debt securities;

•	to add covenants of Arch U.S. or Arch Capital that would benefit the holders of such debt securities or to surrender any rights or powers Arch U.S. or Arch Capital has under such indenture;

•
to make any change necessary to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of such indenture under the Trust Indenture Act of 1939; provided, however, that such modification or amendment does not, in the good faith opinion of the respective boards of directors of each of Arch U.S. and Arch Capital and the applicable trustee, adversely affect the interests of the holders of such debt securities in any material respect;

•	to provide for uncertificated debt securities and guarantees in addition to or in place of certificated debt securities and guarantees;

•
to change or eliminate any of the provisions of such indenture, provided, however, that any such change or elimination will become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to establish the form or terms of debt securities of any series or the related guarantees as permitted by such indenture; or

•
to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of such indenture as will be necessary to provide for or facilitate the administration of the trusts under such indenture by more than one trustee, pursuant to the requirements of such indenture.

The Trustee

The trustee under the indenture pursuant to which a series of debt securities is issued will be named in the prospectus supplement relating to such debt securities.  Each indenture will contain certain limitations on a right of the trustee thereunder, as Arch U.S.’s creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee under each indenture will be permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) issued under such indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee under such indenture.

In case an event of default will occur (and will not be cured) with respect to a series of debt securities and is actually known to a responsible officer of the trustee under the applicable indenture, such trustee will exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.  Subject to such provisions, such trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they will have offered to such trustee security and indemnity satisfactory to it.

Governing Law

The indentures and the debt securities will be governed by the laws of the State of New York.

Global Securities; Book-Entry System

Arch U.S. may issue the debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.  “Global securities” represent in the aggregate the total principal or face amount of the securities and, once on deposit with a depositary, allow trading of the securities through the depositary’s book-entry system (as further described below).  Global securities, if any, issued in the United States are expected to be deposited with DTC (or a nominee thereof), as depositary.  Global securities will be issued in fully registered form and may be issued in either temporary or permanent form.  Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any nominee of such depositary to a successor depositary or any nominee of such successor.

DESCRIPTION OF ARCH CAPITAL FINANCE LLC UNSECURED DEBT SECURITIES

The debt securities will be direct unsecured obligations of Arch Finance and will be senior debt securities.

The debt securities will be issued under one or more indentures in the form that has been filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the Trust Indenture Act of 1939.

Arch Finance may issue the debt securities in one or more series. Specific terms of each series of debt securities will be contained in resolutions of our board of directors or in a supplemental indenture. The specific terms will be described in a prospectus supplement.

The debt securities will be fully and unconditionally guaranteed by Arch Capital, as the guarantor.

SELLING SHAREHOLDERS

To the extent that this prospectus is used by any selling shareholder to resell any Arch Capital common shares, information with respect to the selling shareholder will be contained in a supplement to this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any such methods of sale.

Any underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  The prospectus supplement relating to any offering of securities by us will set forth its offering terms, including the name or names of any underwriters, the purchase price of the securities and the proceeds to us from such sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price, and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.  Only underwriters so named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by us within this prospectus.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices.  The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms.  Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the offered securities if any are purchased.  Any initial public offering price and any discounts or concessions allowed or real-lowed or paid to dealers may be changed from time to time.

Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the accompanying prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price set forth in the accompanying prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  These contracts will be subject to any conditions set forth in the accompanying prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of these con-tracts.  The underwriters and other persons soliciting these contracts will have no responsibility for the validity or performance of any such contracts.

Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice.  No assurance can be given as to the liquidity of or the trading market for any such securities.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect thereof.

Certain of the underwriters, agents or dealers and their associates may engage in transactions with and perform services for us in the ordinary course of business.

Arch Capital’s common shares are quoted on Nasdaq Global Select Market under the symbol “ACGL.”  Securities of any of the issuers may be listed on one or more securities exchanges from time to time.  Unless we state otherwise in the applicable prospectus supplement, we do not intend to apply for listing of the other securities on any securities exchange or other stock market.  Any underwriters to whom we sell securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  Accordingly, we give you no assurance as to the development or liquidity of any trading market for the securities.

WHERE YOU CAN FIND MORE INFORMATION

Arch Capital

Arch Capital is subject to the informational requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the SEC.  These reports, proxy statements and other information contain additional information about Arch Capital.  You can inspect and copy these materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet website that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.  The SEC’s Internet address is http://www.sec.gov.  You can also inspect these materials at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

Arch Capital Group (U.S.) Inc.

Arch Capital Group (U.S.) Inc. is not currently subject to the information reporting requirements of the Exchange Act.  Arch Capital Group (U.S.) Inc. is a wholly-owned subsidiary of Arch Capital.  Any future issuances of preferred stock or debt securities of Arch Capital Group (U.S.) Inc. will be fully and unconditionally guaranteed by Arch Capital and by no other subsidiary of Arch Capital.  See “Description of Arch Capital Group (U.S.) Inc. Preferred Stock” and “Description of Arch Capital Group (U.S.) Inc. Debt Securities.”

Arch Capital Finance LLC

Arch Capital Finance LLC is not currently subject to the information reporting requirements of the Exchange Act.  Arch Capital Finance LLC is a wholly-owned subsidiary of  Arch Capital.   Any future issuances of debt securities of Arch Capital Finance LLC will be fully and unconditionally guaranteed by Arch Capital and by no other subsidiary of Arch Capital.  See “Description of Arch Capital Finance LLC Unsecured Debt Securities.”

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows Arch Capital to “incorporate by reference” information into this prospectus, which means that it can disclose important information by referring you to another document filed separately with the SEC.  This prospectus incorporates by reference the documents listed below which have been filed by Arch Capital with the SEC and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

•	Annual report on Form 10-K for the year ended December 31, 2015.

•	Quarterly reports on Form 10-Q for the periods ended March 31, 2016 and June 30, 2016.

•
Current report on Form 8-K filed on February 26, 2016, May 10, 2016, August 16, 2016, September 22, 2016 (as amended on September 23, 2016), September 23, 2016, September 29, 2016 and October 26, 2016 (solely with respect to Items 1.01 and 2.03).

•
The description of the common shares contained in our registration statement on Form 8-A filed on August 23, 2002 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•
The description of our outstanding 6.75% Non-Cumulative Preferred Shares, Series C, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on April 4, 2012 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

•
The description of our outstanding 5.25% Non-Cumulative Preferred Shares, Series E, par value US $0.01 per share, contained in our registration statement on Form 8-A filed on September 29, 2016 pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Arch Capital is also incorporating by reference the information contained in all other documents that it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the termination of an offering shall be deemed to be incorporated by reference into this prospectus.  The information contained in any of these documents will be considered part of this prospectus from the date these documents are filed.

If you would like to receive a copy of any document incorporated by reference into this prospectus (which will not include any of the exhibits to the document other than those exhibits that are themselves specifically incorporated by reference into this prospectus) or an issuer’s constitutional documents, you should call or write to Arch Capital Group Ltd., Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08 Bermuda, Attention:  Secretary (telephone (441) 278-9250).  Arch Capital will provide these documents, without charge, by first class mail.

None of the issuers has authorized anyone to give any information or make any representation about an issuer that is different from, or in addition to, that contained in this prospectus or in any of the materials that the issuers have incorporated by reference into this prospectus.  Therefore, if anyone does give you information of this sort, you should not rely on it.  If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.  The information contained in this prospectus speaks only as of the date of this document, unless the information specifically indicates that another date applies.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 (“PLSRA”) provides a “safe harbor” for forward-looking statements.  This prospectus or any other written or oral statements made by or on behalf of us may include forward- looking statements, which reflect our current views with respect to future events and financial performance.  All statements other than statements of historical fact included in or incorporated by reference in this prospectus are forward-looking statements.  Forward-looking statements, for purposes of the PLSRA or otherwise, can generally be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” and similar statements of a future or forward-looking nature or their negative or variations or similar terminology.

Forward-looking statements involve our current assessment of risks and uncertainties.  Actual events and results may differ materially from those expressed or implied in these statements.  Important factors that could cause actual events or results to differ materially from those indicated in such statements are discussed in our periodic reports filed with the SEC.

All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in our periodic reports filed with the SEC.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

LEGAL MATTERS

Certain legal matters with respect to the securities will be passed upon for the issuers by Cahill Gordon & Reindel LLP, New York, New York.  Certain legal matters with respect to the securities under the laws of Bermuda will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of ACGL for the year ended December 31, 2015 and the audited historical financial statements of United Guaranty Corporation included on Exhibit No. 99.1 of ACGL's Current Report on Form 8-K dated September 22, 2016 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of ACGL for the three-month periods ended March 31, 2016 and 2015 and the three-month and six-month periods ended June 30, 2016 and 2015, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 6, 2016 and August 5, 2016 appearing incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because these reports are not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

We are a Bermuda company.  In addition, certain of our directors and officers, as well as certain of the experts named in this prospectus, reside outside the United States, and all or a substantial portion of our assets and their assets are located outside the United States.  Therefore, it may be difficult for investors to effect service of process within the United States upon those persons or to recover against us or those persons on judgments of courts in the United States, including judgments based on civil liabilities provisions of the United States federal securities laws.  However, investors may serve Arch Capital with process in the United States with respect to actions against us arising out of or in connection with violations of United States federal securities law relating to offers and sales of securities covered by this prospectus by serving National Registered Agents, Inc., 440 9th Avenue, 5th floor, New York, New York 10001, its United States agent irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman Limited, our Bermuda counsel, that the United States and Bermuda do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters.  We also have been advised by Conyers Dill & Pearman Limited that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts based on the civil liability provisions of the United States federal securities laws obtained in actions against us or our directors and officers, and (2) original actions brought in Bermuda against us or our officers and directors based solely upon the United States federal securities laws.  A Bermuda court may, however, impose civil liability on us or our directors or officers in a suit brought in the Supreme Court of Bermuda; provided that the facts alleged constitute or give rise to a cause of action under Bermuda law.  Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under the U.S. federal securities laws, would not be allowed in Bermuda courts to the extent that they are contrary to public policy.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                      Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the distribution of the securities being registered (all amounts are estimated except the SEC registration fee).

SEC registration fee	(1)
Printing and engraving expenses	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Rating agency fees and expenses	(2)
Trustees’ and transfer agents’ fees	(2)
Miscellaneous	(2)
Total

(1)
To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

(2)
These fees and expenses will be calculated in part based on the amount of securities offered and the number of issuances and accordingly cannot be estimated at this time.  Furthermore, not all of the listed expenses will be payable in connection with every offering.  An estimate of the amount of expenses will be included in the applicable prospectus supplement.

Item 15.                      Indemnification of Directors and Officers.

Arch Capital Group Ltd.

Under Bermuda law, a company is permitted to indemnify any officer or director, out of the funds of the company, against (a) any liability incurred by him or her in defending any proceedings, whether civil or criminal, in which judgment is given in his or her favor, or in which he or she is acquitted, or in connection with any application under relevant Bermuda legislation in which relief from liability is granted to him or her by the court and (b) any loss or liability resulting from negligence, default, breach of duty or breach of trust, save for his or her fraud and dishonesty.

The Arch Capital Group Ltd. bye-laws provide for it to indemnify its officers, directors and employees to the fullest extent permitted by law.

The Arch Capital Group Ltd. bye-laws also provide that expenses (including attorneys’ fees) incurred by one of its officers or directors in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by it in advance of the final disposition of such action, suit or proceeding provided that it has requested and received an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by it pursuant to Bermuda law.

The Arch Capital Group Ltd. bye-laws also provide that its officers and directors will not be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent that such limitation is prohibited by Bermuda law.  Arch Capital Group Ltd. maintains directors’ and officers’ liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.

Arch Capital Group (U.S.) Inc.

The Delaware General Corporation Law and the Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc. (the “Charter”) provide for indemnification of the directors and officers for liabilities and expenses incurred in defending actions brought against them in such capacities.  The Charter provides that Arch Capital (U.S.) Inc. will indemnify its officers, directors and employees, and such agents as its Board of Directors may designate, and advance expenses in connection therewith to the fullest extent permitted by the General Corporation Law of Delaware.

Arch Capital Group (U.S.) Inc. maintains directors’ and officers’ liability insurance covering all of its directors and officers against claims arising out of the performance of their duties.

Arch Capital Finance LLC

The Delaware Limited Liability Company Act and the Limited Liability Company Agreement of Arch Capital Finance LLC (the “LLC Agreement”) provide for indemnification of the members, managers and officers for liabilities and expenses incurred in defending actions brought against them in such capacities.  The LLC Agreement provides that Arch Capital Finance LLC will indemnify its members, managers and officers, and advance expenses in connection therewith to the fullest extent permitted by the Delaware Limited Liability Company Act.

Arch Capital Finance LLC maintains managers’ and officers’ liability insurance covering all of its managers and officers against claims arising out of the performance of their duties.

Item 16.                      Exhibits.

See Exhibit Index immediately preceding the Exhibits.

Item 17.                      Undertakings.

(a)           Each undersigned registrant hereby undertakes:

                 (1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

              (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by such registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

                 (2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (4)That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

              (i)each prospectus filed by such registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

              (ii)each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

                 (5)That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

              (ii)any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

              (iii)the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

              (iv)any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b)           Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(d)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pembroke, Country of Bermuda on November 4, 2016.

ARCH CAPITAL GROUP LTD.

By:       /s/ Constantine Iordanou
Name:     Constantine Iordanou
Title:	Chairman of the Board of Directors and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Constantine Iordanou
Constantine Iordanou	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	November 4, 2016
/s/ Mark D. Lyons
Mark D. Lyons	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)	November 4, 2016
*
John L. Bunce, Jr.	Director	November 4, 2016
*
Eric W. Doppstadt	Director	November 4, 2016
*
Kewsong Lee	Director	November 4, 2016
*
Yiorgos Lillikas	Director	November 4, 2016

	Signature	Title	Date

*
	Deanna M. Mulligan	Director	November 4, 2016
*
	Louis J. Paglia	Director	November 4, 2016
*
	John M. Pasquesi	Director	November 4, 2016
*
	Brian S. Posner	Director	November 4, 2016
*
	Eugene S. Sunshine	Director	November 4, 2016
*
	John D. Vollaro	Director	November 4, 2016
By:	/s/ Mark D. Lyons
Mark D. Lyons Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 4, 2016.

ARCH CAPITAL GROUP (U.S.) INC.

By:       /s/ David McElroy
Name:   David McElroy
Title:     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David McElroy
David McElroy	President and Chief Executive Officer (Principal Executive Officer) and Director of Arch Capital Group (U.S.) Inc.	November 4, 2016
/s/ Thomas Ahern
Thomas Ahern	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Arch Capital Group (U.S.) Inc.	November 4, 2016
*
Constantine Iordanou	Chairman and Director of Arch Capital Group (U.S.) Inc.	November 4, 2016
*
Marc Grandisson	Director of Arch Capital Group (U.S.) Inc.	November 4, 2016
*
Mark Lyons	Director of Arch Capital Group (U.S.) Inc.	November 4, 2016
By:	/s/ Thomas Ahern
Thomas Ahern Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November   , 2016.

ARCH CAPITAL FINANCE LLC

By:         /s/ David McElroy
Name:           David McElroy
Title:           President and Chief Executive Officer
Each person whose signature appears below appoints each of Thomas Ahern and Louis T. Petrillo, his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to sign and file with the Securities and Exchange Commission any amendments to the registration statement (including post-effective amendments), any registration statement permitted under Rule 462(b) under the Securities Act of 1933 and any amendments thereto and to file with the Securities and Exchange Commission one or more supplements to any prospectus included in any of the foregoing, and generally to do anything else necessary or proper in connection therewith.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ David McElroy
David McElroy	President and Chief Executive Officer (Principal Executive Officer) and Manager of Arch Capital Finance LLC	November 4, 2016
/s/ Thomas Ahern
Thomas Ahern	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) of Arch Capital Finance LLC	November 4, 2016
/s/ Constantine Iordanou
Constantine Iordanou	Chairman and Manager of Arch Capital Finance LLC	November 4, 2016
/s/ Marc Grandisson
Marc Grandisson	Manager of Arch Capital Finance LLC	November 4, 2016
/s/ Mark Lyons
Mark Lyons	Manager of Arch Capital Finance LLC	November 4, 2016

Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Arch Capital Group Ltd., has signed this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 in the United States, in the City of Newark, State of Delaware, on November 4, 2016.

PUGLISI & ASSOCIATES

By:         /s/ Gregory F. Lavelle
Name:           Gregory F. Lavelle
Title:           Managing Director

EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement (Arch Capital Group Ltd. Equity).
1.2*	Form of Underwriting Agreement (Arch Capital Group Ltd. Debt Securities).
1.3*	Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Contracts).
1.4*	Form of Underwriting Agreement (Arch Capital Group Ltd. Share Purchase Units).
1.5*	Form of Underwriting Agreement (Arch Capital Group (U.S.) Inc. Equity).
1.6*	Form of Underwriting Agreement (Arch Capital Group (U.S.) Inc. Debt Securities).
1.7*	Form of Underwriting Agreement (Arch Capital Finance LLC Debt Securities)
3.1
Memorandum of Association of Arch Capital Group Ltd. (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-4 (File No. 333-45418), as filed with the SEC on September 26, 2000).

3.2	Bye-laws of Arch Capital Group Ltd. (incorporated by reference to Arch Capital Group Ltd.’s Annual Report on Form 10-K (File No. 001-16209), as filed with the SEC on February 28, 2011).
3.3.1
Certificate of Designations of 6.75% Non-Cumulative Preferred Shares, Series C (incorporated by reference to the quarterly report on Form 10-Q of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on April 2, 2012).

3.3.2
Certificate of Designations of 5.25% Non-Cumulative Preferred Shares, Series E (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on September 29, 2016.

3.4
Amended and Restated Certificate of Incorporation of Arch Capital Group (U.S.) Inc. (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

3.7	By-laws of Arch Capital Group (U.S.) Inc. (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-110190), as filed with the SEC on November 3, 2003).
3.8***	Certificate of Formation of Arch Capital Finance LLC.
3.9***	Limited Liability Company Agreement of Arch Capital Finance LLC.
4.1
Specimen Common Share Certificate (incorporated by reference to the annual report on Form 10-K of Arch Capital Group Ltd. for the year ended December 31, 2000 (File No. 812-12486), as filed with the SEC on April 2, 2001).

4.2.1
Specimen 6.75% Non-Cumulative Preferred Shares, Series C, share certificate (incorporated by reference to the quarterly report on Form 10-Q of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on April 2, 2012).

4.2.2
Specimen 5.25% Non-Cumulative Preferred Shares, Series E, share certificate (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on September 29, 2016.

4.3
Indenture and First Supplemental Indenture, dated as of May 4, 2004, between Arch Capital Group Ltd.  and JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank)  (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on May 7, 2004).

4.4
Form of Arch Capital Group Ltd. Senior Debt Security (included as part of Exhibit 4.3) (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.5
Form of Arch Capital Group Ltd. Subordinated Debt Securities Indenture (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.6
Form of Arch Capital Group Ltd. Subordinated Debt Security (included as part of Exhibit 4.5) (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.7*	Form of Arch Capital Group Ltd. Standard Share Warrant Agreement.
4.8*	Form of Arch Capital Group Ltd. Standard Share Warrant Certificate (included as part of Exhibit 4.7).
4.9*	Form of Arch Capital Group Ltd. Standard Senior Debt Warrant Agreement.
4.10*	Form of Arch Capital Group Ltd. Standard Senior Debt Warrant Certificate (included as part of Exhibit 4.9).
4.11
Form of Arch Capital Group (U.S.) Inc. Senior Debt Security (included as part of Exhibit 4.11) (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.12
Form of Arch Capital Group (U.S.) Inc. Subordinated Debt Securities Indenture (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.13
Form of Arch Capital Group (U.S.) Inc. Subordinated Debt Security (included as part of Exhibit 4.13) (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

4.14.1
Indenture and First Supplemental Indenture, dated as of December 13, 2013, between Arch Capital Group (U.S.) Inc., Arch Capital Group Ltd. and The Bank of New York Mellon, as trustee (incorporated by reference to the current report on Form 8-K of Arch Capital Group Ltd. (File No. 001-16209), as filed with the SEC on December 13, 2013).

4.14.2***	Form of Arch Capital Finance LLC Senior Debt Securities Indenture
4.15*	Form of Deposit Agreement.
4.16*	Form of Standard Share Purchase Contract Agreement.
4.17
Form of Arch Capital Group (U.S.) Inc. Preferred Stock Guarantee (incorporated by reference to Arch Capital Group Ltd.’s registration statement on Form S-3 (File No. 333-158309), as filed with the SEC on March 31, 2009).

5.1**	Opinion of Conyers Dill & Pearman Limited.
5.2.1**	Opinion of Cahill Gordon & Reindel LLP (relating to securities of Arch Capital Group Ltd. and Arch Capital Group (U.S.) Inc.)
5.2.2***	Opinion of Cahill Gordon & Reindel LLP (relating to debt securities of Arch Capital Finance LLC and guarantee thereof).
12.1
Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Arch Capital Group Ltd.’s annual report on Form 10-K for the year ended December 31, 2015) (File No 001-16209), as filed with the SEC on February 26, 2016).

23.1**	Consent of Conyers Dill & Pearman Limited (included as part of Exhibit 5.1).
23.2**	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.2.1).
23.2***	Consent of Cahill Gordon & Reindel LLP (included as part of Exhibit 5.2.2).
23.3***	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of Arch Capital Group Ltd.
23.4***	Consent of PricewaterhouseCoopers LLP relating to the consolidated financial statements of United Guaranty Corporation.
24.1**	Power of Attorney for Arch Capital Group Ltd.
24.2**	Power of Attorney for Arch Capital Group (U.S.) Inc.
24.3***	Power of Attorney for Arch Capital Finance LLC (included on signature page).
25.1*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group Ltd. Senior Debt Securities Indenture).
25.2*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group Ltd. Subordinated Debt Securities Indenture).
25.3*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group (U.S.) Inc. Senior Debt Securities Indenture).
25.4*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Group (U.S.) Inc. Subordinated Debt Securities Indenture).
25.5*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt Securities of Arch Capital Group (U.S.) Inc.).
25.6*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Subordinated Debt Securities of Arch Capital Group (U.S.) Inc.).
25.7*	Form T-1 Statement of Eligibility of Trustee (Arch Capital Finance LLC Senior Debt Securities Indenture).
25.8*	Form T-1 Statement of Eligibility of Trustee (Guarantee of Senior Debt Securities of Arch Capital Finance LLC).

_____________________
*	To be filed as an amendment to this registration statement or as an exhibit to an Exchange Act report of the registrant(s) and incorporated herein by reference.

**	Previously filed.

***	Filed herewith.